EXHIBIT 32.2

CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT

            In connection with the Quarterly Report of AeroGrow International, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2019 (the “Report”), as filed with the Securities and Exchange Commission, I, Grey H. Gibbs, Senior Vice President Finance and Accounting of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this Report.

Date: November 12, 2019	By:	/s/Grey H. Gibbs
Grey H. Gibbs
Senior Vice President Finance and Accounting (Principal Accounting Officer)